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EXHIBIT 10.28

                     CONTRACT FOR PURCHASE AND SALE


THIS CONTRACT FOR PURCHASE AND SALE, made as of this _____ day of
__________, 2003, by and between FAMILY STEAK HOUSES OF FLORIDA,
INC., a Florida corporation, whose address is 2113 Florida
Boulevard, Neptune Beach, Florida, 32266 (the "Seller"), BARNHILLS BUFFET, INC., a Tennessee corporation, whose address is 226
Palafox Place, 5th floor, Pensacola, Florida 32501 (the
"Purchaser"), and HUGHES & LANE PROFESSIONAL ASSOCIATION, attorneys, whose address is 4190 Belfort Road, Suite 351,
Jacksonville, Florida, 32216 (the "Escrow Agent").

                        W I T N E S S E T H :

     That, for and in consideration of the mutual covenants and agreements herein set forth, the Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller the real property located in _______________, ____________, Florida described in Exhibit "A" annexed hereto (the "Property") on the terms and subject to the covenants and conditions set forth below.


               1.  Purchase Price and Method of Payment

     The total purchase price for the Property is $875,000.00 payable as follows:

     (a) $10,000.00 paid to Escrow Agent simultaneously herewith as a deposit (the "Deposit");

     (b) The balance of $865,000.00 subject to the adjustments and prorations set forth herein below, payable in cash at closing.


                           2.  Conveyance

     (a) Seller agrees to convey the Property to Purchaser by special warranty deed, subject to the following matters:

         (i)  Taxes and assessments for the year of closing,
              prorated as of the date of closing, and subsequent
              years; and
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         (ii) Matters accepted by Purchaser set forth on the title
              report to be provided pursuant to Paragraph 3 herein below.

     (b) The Seller shall pay for the title insurance premium and search fees, all brokerage commissions due on this transaction, documentary stamps on the deed, and the Seller's attorney's fees. The Purchaser shall pay for the cost of a survey and recording the deed, all costs associated with the Purchaser's inspection and examination of the Property, the costs of any financing of this transaction, and the Purchaser's attorney's fees.

                        3.  Evidence of Title

     Within twenty (20) days from the date upon which the latter of the Seller and Purchaser has executed this Agreement (the "Effective Date"), Seller shall obtain and deliver to Purchaser, at Seller's expense, a commitment for title insurance (the "Commitment") issued by a nationally known title insurance company licensed to sell title insurance in the state of Florida, agreeing to insure the fee-simple title to the Property in the Purchaser upon recording of the deed from the Seller for the full amount of the purchase price under an ALTA owner's policy. Purchaser shall notify Seller within ten (10) days of receipt of the Commitment of any matters which Purchaser finds objectionable. Seller shall have five (5) days' time in which to cure such objections to title and provide Purchaser with written notice of such cure or to notify Purchaser in writing that Seller does not intend to cure same, or in case of mortgage or other liens on the Property requiring payment for release, confirm in writing its obligation to make such payment(s) at closing, but shall not be obligated to spend any money or file suit to do so except to pay at closing any amounts required for the release of any mortgage or other lien on the Property. In the event Purchaser does not give notice of defects of title within such ten (10) day period, then title shall be considered acceptable. If Seller elects in its sole discretion not to cure or is unable to cure the defects during said five (5) day curative period, then Purchaser shall have five (5) days after receipt of Seller's written notice within which to elect whether or not it will complete the purchase and accept title subject to title defects, or whether it will elect to terminate this Contract. If Purchaser elects to terminate this Contract pursuant to this paragraph, Escrow Agent will forthwith return the Deposit to Purchaser, and all rights and obligations of the parties hereunder shall thereupon terminate.
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               4.  Survey; Other Documentary Information

     Within five (5) business days following the Effective Date, Seller shall deliver to Purchaser a copy of an existing survey of the Property and any and all documentary evidence or information concerning the Property which it may have in its possession. The survey and other documents are delivered to the Purchaser without representation or warranty as to their accuracy or completeness. Should the Purchaser wish to obtain a current survey of the Property, it may do so at its expense.

                          5.  As-is Sale

     PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED OR AS EXPRESSLY SET FORTH HEREIN), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, OR (C) THE COMPLIANCE OF OR BY THE PROPERTY OF ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY. PURCHASER AGREES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS.

            6.  Inspection Period; Governmental Approval Period

     Purchaser shall have until March 1, 2003 (the "Inspection Period") provided, however, Purchaser agrees to begin promptly and proceed diligently to completion sooner, within which to inspect the Property, make soil and other environmental tests thereon and make other such investigations of the Property as it deems necessary. In making such inspections and investigations, Purchaser shall not interfere with the operations of Seller at the Property and shall indemnify and hold Seller harmless from damage to person or property caused by or arising from such inspections and/or investigations, such indemnity to include attorneys' fees at all trial and appellate levels. As soon as Purchaser makes a final determination, but in any event at or prior to the end of the Inspection Period, Purchaser shall notify Seller in writing as to whether it desires to go forward under this Agreement. Should Purchaser give notice that it has elected to purchase the Property, the Deposit shall thereafter be non-refundable, and the parties shall proceed to closing as provided herein. Should Purchaser fail to furnish notification within the time specified,
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Purchaser shall be deemed to have accepted the Property, the
Deposit shall thereafter be non-refundable, and the parties shall proceed to closing as provided herein. Should Purchaser give notice at or prior to the expiration of the Inspection Period that it has elected not to purchase the Property, the Deposit shall be returned to the Purchaser, this Contract shall terminate and be of no further force and effect, and the parties hereto shall be relieved of any further obligation hereunder.

                    7.  Seller's Representations

     Seller represents that it has full right and authority to enter into this Contract and sell the Property, and that, as of the date hereof, Seller has received no notices of violations by any governmental agency having jurisdiction over or affecting the Property. Seller makes no other representations or warranties.

                            8.  Notices

     Any notices required or permitted under this Contract shall be deemed delivered when mailed, postage prepaid by registered or certified mail, return receipt requested, or deposited with a reputable overnight courier service such as Federal Express, addressed to the respective parties at their addresses set forth in the heading of this agreement.

                            9.  Closing

     The closing shall take place at the offices of the Escrow Agent or, if the parties agree, by mail, on or before April 1, 2003. At closing, real estate taxes, rents, expenses and other proratable items will be prorated as of the date of closing, and possession of the Property will be delivered to Purchaser at closing. If the current year's tax assessment or millage is not available at the time of closing, prorations shall be based upon taxes for the preceding tax year. Taxes will be prorated taking into account the November discount.

                       10.  Default by Purchaser

     If Purchaser fails to perform any of the covenants of this Contract, Seller shall have the right to all deposits made with Escrow Agent, and Escrow Agent shall pay over same to Seller. The moneys thus received shall be accepted by Seller as consideration for the execution of this Contract and in full settlement of any claims for damages (it being recognized by the parties that the amount of actual damages suffered by Seller for holding the Property off the market are impossible to determine and the amount
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of the deposits represent a good faith effort on the part of the parties to estimate such damages) and thereupon the parties hereto shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, Purchaser's indemnities contained in Paragraph 6 and Paragraph 18 hereof shall survive a termination and are not subject to the limitations of this section and Seller's rights under such indemnities shall not be limited to the Deposit.


                       11.  Default by Seller

     If Seller fails to perform any of the covenants of this Contract, Purchaser shall have the option to (a) require the return of the Deposit to Purchaser on demand, or (b) to enforce this Contract by suit for specific performance of Seller's obligations hereunder. Seller shall have no other liability hereunder.

                 12.  Provisions Not to Survive Closing

     The provisions of this Contract shall merge into the deed, and no provisions shall survive the closing of this sales transaction.

                          13.  Persons Bound

     This Contract shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

                           14.  Assignment

     Purchaser shall not have the right to assign its rights under this Contract prior to closing without Seller's consent, except that the Purchaser may assign its rights hereunder without the Seller's consent to any entity in which the Purchaser has a financial interest.

                           15.  Brokerage

     The parties represent to each other that they have not dealt with any real estate broker or agent in connection with this transaction other than Colliers Arnold representing the Seller, and Gittings, Scheuth and Grunthal representing the Purchaser, the commissions of whom shall be paid by the Seller pursuant to a separate agreement between the Seller and its broker, if and only if the transaction closes but not otherwise. Each party shall
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indemnify and hold the other harmless from any other claim or demand made by a broker or agent with respect to this transaction because of acts or omissions of such party.

                          16.  Escrow Agent

     Escrow Agent shall hold the Deposit in escrow and disburse it in accordance with the terms and conditions of this Agreement. In the event it is in doubt as to its duties or liabilities under this Agreement, the Escrow Agent may, in its sole discretion, continue to hold the Deposit until the parties mutually agree as to the disbursement thereof, or until the rights of the parties are determined in accordance with the Contract, or it may deliver the Deposit then held pursuant to this Agreement to the Clerk of the Circuit Court of Duval County, Florida, and upon notifying all parties concerned of such delivery, all liability on the part of the Escrow Agent shall fully cease and terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any dispute between Purchaser and Seller wherein the Escrow Agent is made a party or if Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover its attorneys' fees and costs incurred, said fees and costs to be charged and assessed against the non-prevailing party in any such dispute, but, if not paid by the non-prevailing party then the prevailing party shall pay such fees and costs with the right to recover from the non-prevailing party for such payment. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Purchaser or Seller of the Deposit, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent. Both Purchaser and Seller, jointly and severally, agree to indemnify and hold Escrow Agent harmless from all expenses, costs and damages incurred by Escrow Agent in connection with or as a result of its acting as Escrow Agent herein but excepting only such costs, expenses and damages as result from the willful breach or gross negligence of Escrow Agent. Both parties recognize and acknowledge that Escrow Agent has agreed to serve as Escrow Agent only as a convenience to both parties.

                      17.  Radon Gas Notification

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceeds federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county
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public health unit.

                        18.  Personal Property

     All furniture, furnishings, fixtures and equipment located on the Property and used by the Seller in its restaurant business as of the Effective Date is included in this sale without additional cost or charge.


     IN WITNESS WHEREOF, the parties hereto have executed this Contract for Purchase and Sale as of the day and year first above written.

Signed, sealed and delivered             FAMILY STEAK HOUSES OF
in the presence of:                      FLORIDA, INC.

________________________________
Witness
________________________________         By:______________________
Name (please print)
                                         Name:____________________
________________________________
Witness
________________________________         Its:_____________________
Name (please print)

                                                "Seller"

                                         Signed by Seller on  2003

Signed, sealed and delivered             BARNHILL'S BUFFET, INC.
in the presence of:

_____________________________________    By:______________________
Witness
_____________________________________    Name:____________________
Name (please print)

_____________________________________    Its:_____________________
Witness
_____________________________________
Name (please print)                             "Purchaser"

                                    Signed by Purchaser on    2003

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Signed, sealed and delivered            HUGHES & LANE PROFESSIONAL
in the presence of:                     ASSOCIATION


_____________________________________
Witness
_____________________________________   By:_______________________
Name (please print)
                                        Name:_____________________
_____________________________________
Witness                                 Its:______________________
_____________________________________
Name (please print)
                                            "Escrow Agent"



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EXHIBIT "A"

(Legal Description)



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